Exhibit 10.1

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

This Confidential Release and Separation Agreement (“Agreement”) is made by and between SigmaTron International, Inc.  (the “Company” or “SigmaTron”) and Rajesh Upadhyaya (“Employee”). Company and Employee shall be referred to collectively as the “Parties,” and each individually as a “Party.”

RECITALS

WHEREAS, for the purpose of this Agreement, “Company” means SigmaTron International, Inc. and its respective parent companies, subsidiaries, affiliates, successors, assigns, agents, servants, representatives, shareholders, members, directors, officers, staff members, attorneys, contractors and employees;

WHEREAS, for the purpose of this Agreement, “Employee” means Rajesh Upadhyaya, his heirs, executors, administrators, personal representatives, successors, assigns, agents, servants, and attorneys; and

WHEREAS, Company and Employee have maintained an employer-employee relationship for a period of time and they now desire to terminate that relationship due to Employee’s resignation.  It is also the desire of Company and Employee that they enter into this written Agreement in order to establish their respective rights, duties, and obligations, resolve all claims and differences that may currently exist, or that in the future may arise and generally release Company from any claims or other matters that may not be specifically set forth hereinafter.

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth hereinafter, and intending to be legally bound hereby, Company and Employee mutually agree as follows:

ARTICLE I

TERMS OF SEPARATION PAY

Section 1.1: Termination of Employment Relationship. Employee’s employment with Company terminated and ceased on April 30, 2025, due to Employee’s resignation. With respect to the Separation Benefits made to Employee in connection with this Agreement (see Section 1.2 below), Company shall withhold the ordinary and customary federal and state taxes to such extent as required by law. With the exception of the Separation Benefits referenced in Section 1.2 below, Company shall not be obligated to pay any other sums to Employee or to provide any other benefits after Employee’s last day of work, except as required by applicable law or regulation. Any provisions contained in other Company documents relative to the manner, method, timing, notification of, or necessity to establish cause for termination are considered to have been complied with and/or waived.

Section 1.2: Separation Benefits.    Company agrees to provide Employee the following separation pay and benefits (collectively, “Separation Benefits”):

(a)

Company agrees to pay Employee a total of One Hundred Twenty-Five Thousand Dollars ($125,000.00), less applicable deductions and withholdings (the “Separation Pay”). The Separation Pay will be paid in equal installments on each regularly scheduled pay period during the twelve-month period following the Effective Date as defined below.  The Separation Pay will be made via direct deposit to Employee’s listed bank account on file with the Company.

(b)

Company agrees to transfer to Employee full ownership of the Company-owned 2021 BMW 5 Series vehicle used by Employee during his employment (the “Vehicle”).  The Parties agree to cooperate to transfer title of the Vehicle to Employee and take all other steps necessary to effectuate Employee’s sole ownership of the Vehicle.  The Parties agree that the fair market value of the Vehicle based on Edmunds True Market Value is $25,000 which value shall be treated as taxable income to Employee.

(c)

If Employee elects to continue medical coverage under the Company’s group health plan in accordance with COBRA, Company shall pay the cost of Employee’s full monthly premiums for such coverage on a monthly basis until the earlier of (i) April 30, 2026; (ii) the date that Employee and/or Employee’s covered dependents become no longer eligible for COBRA; or (iii) the date Employee becomes eligible to receive medical, dental or vision coverage, as applicable, from a subsequent employer (and Employee agrees to promptly notify the Company of such eligibility).  The Company shall make the monthly payments directly to Kaiser Permanente.

(d)

Company agrees that Employee may retain the Company-issued cellular phone, cell phone number, and laptop (the “Devices’) and that Employee will be the owner of the Devices, provided that Employee allows Company to remove any and all Company information and materials from the Devices.

(e)

Company agrees that any unvested stock options granted to Employee on or about July 18, 2023, pursuant to that certain SigmaTron International, Inc. 2021 Employee Stock Option Plan and related Non-Statutory Stock Option Agreement,  shall vest as of the Effective Date of this Agreement.  Any and all other grants of stock options shall be subject to the terms of the applicable stock option plan and agreement.

Section 1.3: Consideration. Employee hereby acknowledges that the consideration for entering into this Agreement is the Separation Benefits contained in Section 1.2 of this Agreement. Employee hereby acknowledges that Employee is not otherwise entitled to the Separation Benefits except under the terms of this Agreement. Employee understands and affirms that as of the Effective Date, Employee has received all wages due and owing, including but not limited to, vacation pay, bonuses, commissions, overtime, leave time, benefits, and paid time off based upon Employee’s employment with Company.

ARTICLE II

RELEASES

Section 2:1: Release of Claims. Except as separately provided for in this Agreement, Employee releases and forever discharges, to the extent permitted by law, Company from any and all claims, causes of action, liabilities, covenants, agreements, obligations, damages and/or demand of every nature, character, and description, without limitation in law, equity, or otherwise, which

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

Employee had, has, or may have (except to the extent provided for herein), whether known or unknown, including, but not limited to, any claim under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Older Workers Benefits Protection Act (“OWBPA”),  the Equal Pay Act, the Employee Retirement Income Security Act, the Americans with Disabilities Act, COBRA, the Uniform Services Employment  and Reemployment Rights Act, as amended (“USERRA”), the Sarbanes-Oxley Act, the Workers Adjustment and Retraining Notification Act (“WARN”), the Pregnancy Discrimination Act, the federal Genetic Information Nondiscrimination Act of 2008, the California Family Rights Act (Cal. Gov. Code § 12945.2), California Pregnancy Disability Leave (Cal. Gov. Code § 12945), California Kin Care Leave (Cal. Lab. Code § 233), California Parental Leave Law (Cal. Lab. Code § 230.7 et seq.), California Parental Leave for School Visits Law (Cal. Lab. Code §230.7 et seq.), California Healthy Workplaces, Healthy Families Act of 2014 (Cal. Lab. Code §246(h)), California Fair Employment and Housing Act (Cal. Gov. Code § 12900 et seq.), California Unruh Civil Rights Act (Cal. Civ. Code § 51 et seq., California Sexual Orientation Bias Law (Cal. Lab. Code § 1101 et seq.), California AIDS Testing and Confidentiality Law (Cal. Health & Safety Code § 199.20 et seq.), California Confidentiality of Medical Information (Cal. Civ. Code § 56 et seq.), California Smokers’ Rights Law (Cal. Lab. Code § 96), California Apprenticeship Program Bias Law (Cal. Lab. Code §3070 et seq.), California Equal Pay Law (Cal. Lab. Code §1197.5 et seq.), California Whistleblower Protection Law (Cal. Lab. Code § 1102-5(a) to (c)), California Military Personnel Bias Law (Cal. Mil. & Vet. Code § 394 et seq.), California Electronic Monitoring of Employees (Cal. Lab. Code § 435 et seq.), Cal/OSHA law, as amended, California Consumer Reports Discrimination Law (Cal. Civ. Code § 1786.10 et seq.), California Political Activities of Employees Act (Cal. Lab. Code §1101 et seq.), California Domestic Violence Victim Employment Leave Act (Cal. Lab. Code § 230.1), California Voting Leave Law (Cal. Elec. Code § 14350 et seq.), California Court Leave Law (Cal. Lab. Code § 230), and any and all other provisions of any Federal and/or California statutes and/or laws that may lawfully be released, and any claims for wrongful discharge, breach of contract, retaliation, infliction of emotional distress, or any other right or claim arising from or relating in any way to Employee’s employment with Company and/or the termination of Employee’s employment with Company (collectively, the “Claims”), including all attorneys’ fees, costs, and expenses incurred by Employee in connection with Employee’s Claims.  For the avoidance of doubt, this release of claims includes a release by Employee of any and all rights or claims under any severance plan or arrangement provided by the Company, including but not limited to that certain SigmaTron International, Inc. Amended and Restated Change in Control Severance Payment Plan dated March 11, 2014, as amended on or about March 20, 2023.  Notwithstanding any other provision of this Agreement to the contrary, Employee does not waive any rights or claims under the Age Discrimination in Employment Act of 1967 that may arise after the date the Effective Date of this Agreement. Employee hereby represents and warrants that Employee knows of no facts that would serve as the basis for any of the Claims or violations thereof.

Section 2.2: Family and Medical Leave. Employee represents and warrants that Employee (i) has received all Family and Medical Leave Act, together with any similar state law (collectively, “FMLA”), leave and related benefits to which Employee is entitled; (ii) has no pending request for FMLA leave; and (iii) does not claim that Company has violated or denied any of Employee’s rights under the FMLA.  Employee releases and forever discharges, to the extent permitted by law, Company from any claim under the FMLA, including all attorneys’ fees, costs, and expenses incurred by Employee in connection with Employee’s FMLA Claims.  To the extent required by law to effect such release, Employee agrees furthermore to enter into any such waiver or settlement agreement with respect to any and all FMLA claims as may be required by

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

the Department of Labor or any California equivalent, or any court or administrative agency with competent jurisdiction.

Section 2.3: No Employment Claims. Employee represents that Employee has not filed a charge or complaint against Company with the EEOC, DFEH, DLSE, NLRB and/or other federal or state employment agency.  Employee agrees that should any government agency or third party pursue any employment claims against Company which are waived, released or discharged by this Agreement, Employee disclaims any right to money damages or other individual relief in connection with same, and Employee assigns and agrees to assign and/or pay to Company any amount adjudged due to Employee in connection with same.

Section 2.4: Acknowledgement Concerning Wages. Employee understands and affirms that as of the Effective Date, Employee, by way of this Agreement, is agreeing to accept the consideration provided in Section 1.2 of this Agreement as full and final compromise of all wages due and owing or that are due and owing in the future, including but not limited to, vacation pay, bonuses, commissions, overtime, leave time, benefits, and paid time off based upon Employee’s employment with Company.

Section 2.5:  Waiver of Claims. Employee expressly waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, and does so understanding and acknowledging the significance of this specific waiver of Section 1542.  Section 1542 states as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Parties, and each of them, being aware of Section 1542, hereby expressly waive, relinquish any rights or benefits they have or may have thereunder in connection with the releases provided herein, as well as under any other California or federal statute or common law principle of similar effect.  The Parties acknowledge they are aware that each Party or each Party’s attorneys may hereafter discover facts different from or in addition to the facts which each Party or each Party’s attorneys now know or believe to be true with respect to the subject matter of this Agreement, but that it is its intention hereby to settle fully, finally, absolutely and forever any and all claims, disputes and differences which do now exist or heretofore have existed between the Parties.  In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete general releases notwithstanding discovery of any such different or additional facts.

Section 2.6:  Employee Acknowledgments  under the Age Discrimination in Employment Act.

EMPLOYEE HEREBY ACKNOWLEDGES THAT BY EXECUTING THIS AGREEMENT EMPLOYEE IS AGREEING TO WAIVE ANY AND ALL RIGHTS OR CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 (29 U.S.C. § 626 ET. SEQ.  EMPLOYEE

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

FURTHER ACKNOWLEDGES THAT, AT THE TIME EMPLOYEE RECEIVED THIS AGREEMENT, EMPLOYEE WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING IT.  IN ADDITION, EMPLOYEE ACKNOWLEDGES THAT UPON RECEIPT OF THIS AGREEMENT, EMPLOYEE HAS A PERIOD OF TWENTY-ONE (21) DAYS TO REVIEW AND CONSIDER IT.

EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE WILL HAVE SEVEN (7) DAYS AFTER EXECUTION OF THIS AGREEMENT IN WHICH TO REVOKE ACCEPTANCE OF THIS AGREEMENT BY PROVIDING WRITTEN NOTICE TO JOHN JOHNSON AT 2201 LANDMEIER RD, ELK GROVE VILLAGE, IL 60007 OR ***.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED WITHOUT EMPLOYEE’S REVOCATION. THE EFFECTIVE DATE OF THIS AGREEMENT SHALL BE THE DAY THAT EMPLOYEE’S REVOCATION PERIOD EXPIRES WITHOUT EMPLOYEE REVOKING HIS AGREEMENT (THE “EFFECTIVE DATE”).

R. B. U.

Employee’s Initials

Section 2.6.1: Consideration Period and Revocation. The Parties agree that the twenty-one (21) day consideration referenced in Section 2.6 of this Agreement shall start on the date upon which this Agreement is presented to Employee and shall expire at midnight twenty-one (21) calendar days later.  The Parties further agree that the seven (7) day revocation referenced in Section 2.6 of this Agreement shall start on the date upon which Employee executes this Agreement, and shall expire at midnight seven (7) calendar days later.  If Employee decides to sign this Agreement prior to the end of the twenty-one (21) day consideration period, the mandatory seven (7) day revocation period will commence immediately after the date Employee signs.

Section 2.6.2: No Modification of Consideration Period. The Parties agree that any modifications to the proposed Agreement originally forwarded to Employee or Employee’s attorney, whether considered or deemed to be material or nonmaterial, shall not restart the twenty-one (21) day consideration period.

Section 2.6.3: Waiver of Consideration Period. If Employee signs this Agreement before the end of the twenty-one (21) day consideration period, Employee affirms that the waiver of all or part of the twenty-one (21) day consideration period is knowing, voluntary, and not induced by Company through fraud, misrepresentation, a threat to withdraw or alter the offer prior to the expiration of the time period, or by providing different terms to employees who sign the release prior to the expiration of the time period.  Employee further affirms that Employee consulted with an attorney, or had the opportunity to do so, prior to signing this Agreement,  and fully understands Employee’s rights and the effect of this waiver.

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

Section 2.7: Release And Disclosure Exceptions. Employee acknowledges that the Claims released in this Agreement do not limit either Party’s right, where applicable, to file an administrative charge with, or participate in an investigative proceeding of, any governmental agency.  Nothing in this Agreement, including but not limited to, Paragraphs 3.3, 3.5, and 3.6, shall prohibit or restrict Employee from: (a) making any disclosure of information required by law; (b) providing information to, or testifying or otherwise assisting in any investigation or proceeding brought by, any federal or state regulatory or law enforcement agency or legislative body, or any regulatory or self-regulatory organization (“Regulatory Organization”); (c) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act, any federal, state or municipal law relating to fraud or any rule or regulation of the SEC, FINRA, or any Regulatory Organization; (d) recovering a whistleblower or other monetary award in any such proceeding.  Further, nothing in this Agreement or any other agreement or document prohibits Employee from voluntarily communicating, without notice to or approval by the Company, with any government agency or self-regulatory organization ("SRO") about a potential violation of a law or regulation or SRO regulation.

Section 2.8: Breach. To the extent consistent with law, should Employee breach any portion of Article II of this Agreement and institute any court proceeding based on Claims released, Employee shall indemnify and hold Company harmless from all fees, costs and expenses, including reasonable attorneys’ fees, incurred by and all liability imposed on Company in defending against any such court proceeding, including any and all judicial appeals.

ARTICLE III

MISCELLANEOUS

Section 3.1: Pronouns. The use of pronouns in this Agreement shall be considered to be gender neutral.

Section 3.2: Compliance with Current Agreements and Policies. Employee agrees to comply with any and all other agreements and policies entered into in connection with Employee’s employment with Company.

Section 3.3: Confidential Nature of Agreement. It is expressly acknowledged by Employee that this Agreement and the terms and conditions hereof shall be kept confidential by Employee.  In this regard, Employee agrees not to disclose the terms of this Agreement to any individual or entity, except by operation of law, or insofar as such disclosure may be required by persons who assist or prepare Employee’s tax returns.  Accordingly, Employee agrees not to disclose, publicize, or allow or cause to be publicized or disclosed any of the terms and conditions of this Agreement.  Employee understands that the Company is subject to its compliance with applicable securities laws. Employee acknowledges and agrees that because Employee was a named executive officer of the Company, the Company’s obligations include, but are not limited to the Company’s filing of a statement announcing Employee’s departure on Form 8-K with the Securities and Exchange Commission with a copy of this Agreement. Employee agrees that the statement will provide the effective date of Employee’s departure and that his departure is not related to the operations, policies, or practices of the Company.

Section 3.4: No Admission of Liability. The Parties agree that this Agreement constitutes the good faith, fair and equitable resolution regarding Employee’s employment and the Claims. The

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

Parties further agree that the entry into this Agreement and the performance of the terms and covenants of this Agreement are not and shall not in any way be construed as admissions by any of the Parties as to the merits of any of the Parties’ past, present, and future allegations, and/or disputes they may have with each other. Company specifically disclaims any liability to Employee. The Parties acknowledge they have entered into this Agreement for the sole purpose of resolving any past, present and future disputes in order to avoid the burden, expense, delay and uncertainties of litigation and so the Parties may buy their peace.

Section 3.5: Return of Company Property. Employee understands and agrees that,  Employee shall immediately return any and all Company property, equipment and documents, including but not limited to, keys, key cards, computers, computer programs, cellular phones, passwords, records, data, handbooks, policies and procedures, and any and all other non-public information (recorded in any manner) that were furnished to Employee or prepared by Employee in connection with Employee’s employment with Company (collectively, “Company Property”), with the exception of the Vehicle and Devices referenced in Section 1.2 and documents relating to compensation or benefits to which Employee is entitled following Employee’s separation of employment. Employee further agrees that Employee will not retain any copies or duplicates of any Company Property.

Section 3.6: Non-Disparagement. Employee understands and agrees that, for five  (5) years, Employee shall refrain from engaging in any conduct, verbal or otherwise, that would disparage or harm the reputation of Company.  Such conduct shall include, but not be limited to, any negative statements made verbally or in writing by Employee about Company.  This Section also applies to any comments or statements that Employee may make on the internet, including but not limited to comments, statements and/or videos placed in email, and/or on YouTube, Facebook, Twitter, Yelp, or any other social media site.

Section 3.7: Breach of Confidentiality and/or Non-Disparagement. Employee understands and agrees that if a violation of any of the provisions of this Agreement relating to Section 3.3 (Confidentiality) and/or Section 3.6 (Non-Disparagement) is threatened or occurs, Company cannot be adequately compensated by damages.  Therefore, the obligations of Employee shall be specifically enforceable by temporary restraining order and/or injunctive order, with a nominal bond, or by other equitable relief which shall be in addition to any damages or other available remedies.  If Employee is found by a court of competent jurisdiction to be in violation Section 3.3 and/or Section 3.6 of this Agreement, Employee shall reimburse Company for any and all costs and expenses incurred, and all other damages resulting from such violation, including but not limited to, court costs, litigation expenses, expert witness fees, and attorneys’ fees, and shall be entitled to recover interest at the legal rate on past due amounts. Further, if the Company reasonable believes that any breach of Section 3.3 (Confidentiality) and/or Section 3.6 (Non-Disparagement) has occurred, the Company may immediately cease providing any of the Separation Benefits and Employee shall be obligated to repay to the Company any and all Separation Pay.

Section 3.8: Breach of Agreement. The Parties understand and agree that if it becomes necessary for either Party to file suit to enforce any of the provisions of this Agreement, or to defend any action arising out of the breach of any provisions of this Agreement, the prevailing Party shall be entitled to recover his/her/its/their any and all damages resulting from a breach of this Agreement, any and all costs and expenses incurred, court costs, litigation expenses, expert witness fees, and attorneys’ fees, and shall be entitled to recover interest at the legal rate on past

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

due amounts.

Section 3.9: Choice of Law, Venue, and Notices. This Agreement shall be governed by and construed in accordance with the laws of the State of California and each Party hereby irrevocably submits to the personal jurisdiction of the state or federal courts located in Cook County, Illinois, in any action or proceeding arising out of, or relating to, this Agreement, and its enforcement, and agrees that all claims in respect of any such action or proceeding may be heard and determined in said court.  The Parties hereby irrevocably consent to the service of any summons or complaint, and any other process that may be served in such actions brought in said court by the mailing by certified or registered mail, of copies of such process to the Party to be served at the Party’s address, or by personal service by any adult or as may be directed by the court in which such proceedings were filed.  The Parties hereby irrevocably waive any objection on the ground that any such action or proceeding in said court has been brought in an inconvenient forum.

Section 3.10: Assignment/Transfer. Employee represents and warrants that Employee has not assigned or transferred, or purported to assign or transfer, to any person or entity not a signatory to this Agreement any claim or matter herein released, disclaimed, or discharged.

Section 3.11: Execution of Additional Documents. The Parties agree to promptly sign and deliver such documents that are reasonably required to be signed by a Party to effectuate this Agreement.

Section 3.12: Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.  Each Party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any Party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  Any modification of this Agreement will be effective only if it is in writing signed by each Party.

Section 3.13: Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

Section 3.14: Agreement Drafted Jointly by both Parties. The Parties understand and agree that this Agreement has been prepared by the joint efforts of both Parties and shall be interpreted fairly and simply and not strictly for or against either Party.

Section 3.15: Counterparts/Signature Transmitted by Express Carrier, Certified U.S. Mail, Facsimile or E-mail.  This Agreement may be signed in multiple counterparts, each of which, when solely signed, shall be deemed an original, but all which counterparts together shall constitute one and the same instrument.  A signature transmitted by express carrier (e.g., Federal Express, UPS, DHL, etc.), certified U.S. mail, facsimile or e-mail shall constitute an original signature for all purposes.

Section 3.16: Attorneys’ Fees. Except as otherwise set forth herein, the Parties shall bear their own attorneys’ fees, costs and expenses incurred in connection with this Agreement.

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

Section 3.17: Cessation of Separation Pay in Event of Breach.

THE FILING OF ANY CLAIM, DEMAND, OR ANY AND ALL OTHER LEGAL PROCEEDINGS, BY EMPLOYEE AGAINST COMPANY SHALL BE DEEMED TO BE A MATERIAL BREACH OF THE TERMS OF THIS AGREEMENT. SUCH BREACH SHALL IMMEDIATELY TERMINATE COMPANY’S DUTY TO PAY ANY FURTHER SEPARATION PAY TO EMPLOYEE AND SHALL ALSO BIND EMPLOYEE TO REPAY COMPANY ANY AND ALL SEPARATION PAY. ADDITIONALLY, EMPLOYEE SHALL INDEMNIFY, DEFEND AND HOLD COMPANY HARMLESS FROM ANY AND ALL JUDGMENTS, COSTS, EXPENSES, OR ATTORNEYS’ FEES ARISING OUT OF OR RELATING TO THE FILING OF ANY SUCH CLAIM, DEMAND OR OTHER LEGAL PROCEEDINGS BY EMPLOYEE AND/OR ON EMPLOYEE’S BEHALF AGAINST COMPANY.

Section 3.18:  Representations, Review and Understanding of Agreement.

EACH PERSON WHO SIGNS THIS AGREEMENT REPRESENTS AND WARRANTS THAT HE OR SHE: HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS AGREEMENT AND ITS FINAL AND BINDING EFFECT; HAS BEEN AFFORDED REASONABLE TIME AND OPPORTUNITY TO REVIEW THIS AGREEMENT WITH ADVISORS OR ATTORNEYS OF HIS OR HER CHOICE IN COMPLIANCE WITH CALIFORNIA CODE OF CIVIL PROCEDURE § 1002.5;  HAS HAD AN OPPORTUNITY TO NEGOTIATE WITH REGARD TO THE TERMS OF THIS AGREEMENT; IS FULLY COMPETENT TO MANAGE HIS OR HER OWN BUSINESS AFFAIRS AND TO ENTER INTO OR SIGN THIS AGREEMENT; HAS SIGNED THIS AGREEMENT KNOWINGLY, FREELY AND VOLUNTARILY; AND THAT THE ONLY PROMISES MADE TO INDUCE HIM OR HER TO SIGN THIS AGREEMENT AND RELEASE ARE THOSE STATED HEREIN.

Section 3.19: Confidential Settlement Communication.

THE SEPARATION BENEFITS REFERENCED IN THIS AGREEMENT ARE BEING OFFERED FOR THE PURPOSE OF RESOLVING ALL MATTERS BETWEEN EMPLOYEE AND COMPANY. IF EMPLOYEE CHOOSES NOT TO SIGN THIS AGREEMENT, THE CONTENTS OF THIS AGREEMENT, WHICH NECESSARILY INCLUDE THE OFFER TO PROVIDE THE SEPARATION BENEFITS, MAY NOT BE ENTERED INTO EVIDENCE OR OTHERWISE USED AGAINST COMPANY IN ANY LITIGATION PURSUANT TO FEDERAL RULE OF EVIDENCE 408 AND CALIFORNIA EVIDENCE CODE SECTION 1152.

Date: 5/15/2025	By:	/s/ Rajesh Upadhyaya
Employee

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT

Date: 5/22/2025	By:	/s/ Gary R. Fairhead, CEO
On behalf of Company

AGREEMENT DELIVERED TO EMPLOYEE ON MAY 5, 2025.

CONFIDENTIAL RELEASE AND SEPARATION AGREEMENT